Exhibit 99.1

Capricor Therapeutics Takes Legal Action to Protect Patient Access to Deramiocel for Duchenne Muscular Dystrophy

-Complaint outlines its distribution partner’s failure to prepare for launch of DMD therapy; Capricor seeks to rescind the agreement while advancing plans to ensure treatment reaches patients-

SAN DIEGO, May 7, 2026 -- Capricor Therapeutics, Inc. (NASDAQ: CAPR), a biotechnology company developing transformative cell and exosome-based therapeutics for rare diseases, today announced that it has filed a lawsuit against Nippon Shinyaku Co., Ltd. and its U.S. subsidiary, NS Pharma, Inc., over the parties’ U.S. distribution agreement for Deramiocel, Capricor’s investigational cell therapy for the treatment of Duchenne muscular dystrophy (DMD).

DMD is a fatal genetic disorder affecting approximately 15,000 people in the United States, most of them boys and young men. Deramiocel represents one of the most significant therapeutic advances for DMD, addressing both its skeletal and cardiac manifestations. NS Pharma’s inaction may now jeopardize patients’ access to this life-changing treatment.

Capricor’s complaint details how a fundamental pricing flaw in the Commercialization and Distribution Agreement with NS Pharma will prevent patients covered by Medicare, Medicaid, or private insurance from accessing the therapy. Capricor has sought to work in good faith to fix this pricing mechanism with NS Pharma, but NS Pharma has refused to compromise. NS Pharma also has failed to adequately prepare for commercial launch of Deramiocel, and Capricor is now taking legal action to ensure there is a path for Deramiocel to reach the patients who urgently need it.

“I have spent nearly two decades building Capricor with one goal in mind: making Deramiocel available to treat these boys,” said Dr. Linda Marbán, CEO of Capricor. “I know what every additional month of delay costs them, because I know what is happening inside their muscles when they cannot be treated. There is no version of this case in which I am willing to watch NS Pharma’s inaction take that away from them.”

DMD is a progressive disease. For the thousands of families of children with DMD, every month of delay in receiving Deramiocel means irreversible loss—muscle destroyed, cardiac function permanently diminished, independence taken that may never be returned. Capricor’s complaint, and corresponding motion for preliminary injunction, seeks to preserve the ability of Capricor to distribute Deramiocel to patients who need it, pending FDA approval.

Capricor is building commercial readiness in support of a responsible and effective launch of Deramiocel, if approved by the FDA. The Company anticipates a distribution timeline guided by established industry practices and scaled to align with manufacturing capacity, patient needs, and provider and payer processes.

The U.S. Food and Drug Administration has granted Deramiocel Priority Review, with a target PDUFA action date of August 22, 2026. The FDA review process and expected timing remain unchanged.

About Duchenne Muscular Dystrophy

Duchenne Muscular Dystrophy (DMD) is a severe, X-linked genetic disorder characterized by progressive muscle degeneration affecting the skeletal, respiratory, and cardiac muscles. It is caused by the absence of functional dystrophin, a key structural protein in muscle cells. DMD affects approximately 15,000 individuals in the United States and primarily impacts boys. Over time, deterioration of the heart muscle leads to cardiomyopathy and heart failure, which is the leading cause of death in DMD. There is no cure, and treatment options remain limited.

About Deramiocel

Deramiocel (CAP-1002) consists of allogeneic cardiosphere-derived cells (CDCs), a rare population of cardiac cells that have been shown in preclinical and clinical studies to exert potent immunomodulatory and anti-fibrotic actions in the preservation of cardiac and skeletal muscle function in muscular dystrophies such as DMD. CDCs act by secreting extracellular vesicles known as exosomes, which target macrophages and alter their expression profile to adopt a healing rather than pro-inflammatory phenotype. CDCs have been investigated in more than 250 peer-reviewed scientific publications and administered to over 250 human subjects across multiple clinical trials.

Deramiocel has received Orphan Drug Designation for the treatment of DMD from both the U.S. FDA and the European Medicines Agency (EMA). In addition, it has been granted Regenerative Medicine Advanced Therapy (RMAT) designation in the U.S., Advanced Therapy Medicinal Product (ATMP) designation in Europe, and Rare Pediatric Disease Designation from the FDA, which may qualify Capricor for a Priority Review Voucher upon approval.

About Capricor Therapeutics

Capricor Therapeutics (Nasdaq: CAPR) is a biotechnology company dedicated to advancing transformative cell and exosome-based therapeutics to redefine the treatment landscape for rare diseases. At the forefront of our innovation is our lead product candidate, Deramiocel, an allogeneic cardiac-derived cell therapy that is currently in late-stage development for the treatment of Duchenne muscular dystrophy (DMD). Extensive preclinical and clinical data have demonstrated Deramiocel’s potent immunomodulatory and anti-fibrotic effects in helping to preserve cardiac and skeletal muscle function in DMD. Capricor is also leveraging the power of its exosome technology, using its proprietary StealthX™ platform in preclinical development focused on vaccinology and the targeted delivery of oligonucleotides, proteins, and small-molecule therapeutics, with the potential to treat and prevent a wide range of diseases. At Capricor, we are committed to pushing the boundaries of possibility and forging a path toward transformative treatments for those in need. For more information, visit capricor.com, and follow Capricor on Facebook, Instagram and X.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor’s product candidates; the initiation, conduct, size, timing and results of clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; regulatory developments involving products, including future interactions with regulatory authorities and the ability to obtain regulatory approvals or otherwise bring products to market; manufacturing capabilities; dates for regulatory meetings; the potential that required regulatory inspections may be delayed or not be successful which would delay or prevent product approval; the ability to achieve product milestones and to receive milestone payments from commercial partners; and any other statements about Capricor’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor’s business is set forth in Capricor’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on March 17, 2026. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

Deramiocel and the StealthX™ vaccine are investigational candidates and have not been approved for commercial use in any indication.

For more information, please contact:

Capricor Media Contact:

Caitlin Kasunich

KCSA Strategic Communications

ckasunich@kcsa.com

212.896.1241

Capricor Company Contact:

AJ Bergmann, Chief Financial Officer

abergmann@capricor.com

858.727.1755